UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below in Item 8.01 of this report with respect to the pre-funded warrants to be issued and sold in the offering (described below) is incorporated by reference into this Item 1.01.

Item 8.01	Other Events

On November 29, 2023, Xenon Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Jefferies LLC, BofA Securities, Inc., Stifel, Nicolaus & Company, Incorporated, and RBC Capital Markets, LLC, acting as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 8,461,542 common shares (the “Firm Shares”) and pre-funded warrants to purchase 769,230 common shares at an exercise price equal to $0.0001 per share (the “Pre-Funded Warrants”) being sold by the Company. The offering price of the Firm Shares to the public is $32.50 per common share, and the offering price of the Pre-Funded Warrants to the public is $32.4999 per Pre-Funded Warrant (equal to the public offering price per common share minus the exercise price of each Pre-Funded Warrant). The Underwriters have agreed to purchase the Firm Shares from the Company at a price of $30.55 per share and the Pre-Funded Warrants from the Company at a price of $30.5499 per Pre-Funded Warrant. The net proceeds to the Company from this offering are expected to be approximately $281.6 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company has granted the Underwriters a 30-day option to purchase up to an additional 1,384,615 common shares, at the public offering price less the underwriting discounts and commissions.

The offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3ASR (File No. 333-260010) previously filed with the Securities and Exchange Commission on October 4, 2021 and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated November 29, 2023 and a final prospectus supplement dated November 29, 2023.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The exercise price and the number of common shares issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the common shares.

Each Pre-Funded Warrant will be exercisable from the date of issuance until the date the Pre-Funded Warrant is exercised in full. Each Pre-Funded Warrant will be exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of common shares purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-Funded Warrant. Subject to applicable law, upon exercise of a Pre-Funded Warrant, a holder may elect to receive the same number of common shares as the number for which the Pre-Funded Warrant is exercisable. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of common shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the total number of common shares outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibit 1.1 and Exhibit 4.1 to this report, respectively, and are incorporated by reference herein. The description of the terms of the Underwriting Agreement and the form of Pre-Funded Warrant is qualified in its entirety by reference to such exhibits. A copy of the opinion of Blake, Cassels & Graydon LLP relating to the legality of the issuance and sale of the Firm Shares and the Pre-Funded Warrants in the offering is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated November 29, 2023, among Xenon Pharmaceuticals Inc., J.P. Morgan Securities LLC, Jefferies LLC, BofA Securities, Inc., Stifel, Nicolaus & Company, Incorporated, and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Blake, Cassels & Graydon LLP.
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: November 30, 2023	By:	/s/ Sherry Aulin
Sherry Aulin
Chief Financial Officer